                                                                     EXHIBIT 4.3


              CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

                                      of

             SERIES A PREFERRED STOCK AND SERIES B PREFERRED STOCK

                                      of

                                 BANCTEC, INC.

       (Pursuant to Section 151 of the Delaware General Corporation Law)

                             _____________________


          BANCTEC, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that, pursuant to authority vested in the Board of Directors of the Corporation by Article Fourth of the Certificate of Incorporation of the Corporation, the following resolution was adopted as of February 27, 2001 by the Board of Directors of the Corporation pursuant to Section 141 of the Delaware General Corporation Law:

          "RESOLVED that, pursuant to authority vested in the Board of Directors of the Corporation by Article Fourth of the Corporation's Certificate of Incorporation, of the total authorized number of 1,000,000 shares of Preferred Stock, $.01 par value per share, of the Corporation, there shall be designated a series of 35,520 shares which shall constitute a single series to be known as "Series B Preferred Stock" (hereinafter called the "Series B Preferred Stock"). The Series B Preferred Stock shall have the voting powers, designations, preferences and other special rights, and qualifications, limitations and restrictions thereof set forth below. In addition, the voting powers, designations, preferences and other special rights, and qualifications, limitations and restrictions of the 100,000 shares of Series A Preferred Stock previously issued by the Corporation (hereinafter called the "Series A Preferred Stock" and, collectively with the Series B Preferred Stock, the "Preferred Stock") are hereby amended and restated as set forth below:

          Except as otherwise expressly provided herein, (a) all shares of Series A Preferred Stock shall be identical and shall entitle the holders thereof to the same rights and privileges, and all shares of Series B Preferred Stock shall be identical and shall entitle the holders thereof to the same rights and privileges and (b) with respect to dividend rights, redemption rights and rights on liquidation, winding up, corporate reorganization and dissolution, the Series A Preferred Stock and the Series B Preferred Stock shall (i) rank pari passu with each other and (ii) rank senior to (A) the Common Stock, $.01 par value per share, of the Corporation (the "Common Stock"), (B) the Class A Common
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     Stock, s.01 par value per share, of the Corporation (the "Class A Common
     Stock") and (C) all classes and series of stock of the Corporation now or hereafter authorized, issued or outstanding ranking pari passu or junior to the Preferred Stock (such stock, collectively with the Common Stock and the Class A Common Stock, being hereinafter called the "Junior Stock").

                     SERIES A AND SERIES B PREFERRED STOCK
                     -------------------------------------

               1.   Dividends.
                    ---------

               1A.  Dividends.  The holders of Preferred Stock shall be entitled
                    ---------
     to receive, out of funds legally available for such purpose, cash dividends at the rate of (i) in the case of the Series A Preferred Stock, 7% per annum (computed on the basis of a 365-day year) of the Stated Value (as defined below) per share and (ii) in the case of the Series B Preferred Stock, 25% per annum (computed on the basis of a 365-day year) of the Stated Value (as defined below) per share. Such dividends shall be payable
     (x) quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (each such payment date being referred to herein as a "Dividend Payment Date"), commencing on the Dividend Payment Date immediately following the date of issuance thereof, or (y) when and as declared by the Board of Directors of the Corporation. Dividends on the Preferred Stock shall be cumulative and shall accrue quarterly from and after the date of issue of the Preferred Stock whether or not declared and whether or not there are any funds of the Corporation legally available for the payment of dividends. The Board of Directors of the Corporation may fix a record date for the determination of holders of Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

               1B.  Adjustment to Stated Value.  Notwithstanding anything to the
                    --------------------------
     contrary provided in this Certificate of Designations, in the event that any portion of the quarterly dividend on the Preferred Stock is not declared and paid in cash on any Dividend Payment Date, the amount of such accrued dividend which is not so paid shall be accumulated and shall automatically be added to the Stated Value of such share on such Dividend Payment Date. Accumulated dividends on shares of Preferred Stock that have previously been added to the Stated Value thereof pursuant to the terms of this subparagraph 1B, may, in the discretion of the Board of Directors of the Corporation, be paid in cash on any Dividend Payment Date. Accumulated dividends on any share of Preferred Stock which are added to the Stated Value of such share pursuant to this subparagraph 1B shall not be deemed to be in arrears for any purpose whatsoever. As used herein, the "Stated Value" per share of the Preferred Stock shall mean the sum of (i) $150, plus (ii) all accumulated and unpaid dividends, if any, added to such Stated Value pursuant to this subparagraph 1B, less (iii) all amounts paid in cash in respect of such previously accumulated and unpaid dividends, if any, that were originally added to such Stated Value pursuant to this subparagraph 1B.

               1C.  Dividend Preference.  As long as any shares of Preferred
                    -------------------
     Stock

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

     shall remain outstanding, in no event shall any dividend be declared or paid upon, nor shall any distribution be made upon, any shares of Junior Stock, nor (without the consent of the holders of a majority in interest of the outstanding Preferred Stock voting together as a single class) shall any shares of Junior Stock be purchased or redeemed by the Corporation (other than purchases and repurchases of shares of Common Stock from employees, consultants and other stockholders of the Corporation pursuant to, and in accordance with the terms of, an employee stock option plan established by the Corporation pursuant to which the Corporation has the right to repurchase such shares of Common Stock for a consideration not greater than the consideration paid for such shares by such employee, consultant or stockholder), nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of shares of any Junior Stock.

               2.   Redemption.  The shares of Preferred Stock shall be
                    ----------
     redeemable as follows:

               2A.  Mandatory Redemption.  To the extent legally permitted and
                    --------------------
     approved by the holders of a majority of the Series A Preferred Stock at the time outstanding, the Corporation shall redeem (in the manner and with the effect provided in subparagraphs 2D through 2G below), on September 22, 2008, all issued and outstanding shares of Series A Preferred Stock.

               2B.  Redemption at Option of Holders.  In case of (i) a merger or
                    -------------------------------
     consolidation of the Corporation with or into another entity (other than a merger in which the Corporation is the surviving corporation and which will not result in more than 50% of the capital stock of the Corporation outstanding immediately after the effective date of such merger being owned of record or beneficially by persons other than the holders of such capital stock immediately prior to such merger), (ii) the sale or other disposition of all or substantially all of the assets or properties of the Corporation or any of its subsidiaries, or of any division of the Corporation or any of its subsidiaries, (iii) the acquisition of "beneficial ownership" by any "person" or "group" (other than Welsh, Carson, Anderson & Stowe VIII, L.P. or its affiliates) of voting stock of the Corporation representing more than 50% of the voting power of all outstanding shares of such voting stock, whether by way of merger or consolidation or otherwise, or (iv) a "Qualified IPO" as defined in subparagraph 4H (any event described in the foregoing clauses (i) through (iv) being referred to herein as a "Liquidity Event"), the Corporation shall, not later than 45 days prior to the effective date of any such Liquidity Event, give written notice thereof (the "Liquidity Event Notice") to each holder of shares of Preferred Stock. In the event that within 15 days after receipt of the Liquidity Event Notice, the holders of a majority of the outstanding shares of Series A Preferred Stock elect, by written notice to the Corporation, to have any or all of their shares of Series A Preferred Stock redeemed, the Corporation shall redeem, to the

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     extent legally permitted, the same (in the manner and with the effect provided in subparagraphs 2D through 2G below) not later than the day prior to the effective date of such Liquidity Event.

               As used herein, (i) the terms "person" and "group" shall have the meaning set forth in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not applicable, (ii) the term "beneficial owner" shall have the meaning set forth in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or upon the occurrence of certain events, and (iii) any "person" or "group" will be deemed to beneficially own any voting stock of the Corporation so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the voting stock of a registered holder of the voting stock of the Corporation.

               2C.  Redemption at Option of Corporation.  The Corporation may,
                    -----------------------------------
     in its sole discretion, redeem at any time and from time to time (in the manner and with the effect provided in subparagraphs 2D through 2G below), any whole number of shares of Series A Preferred Stock or Series B Preferred Stock.

               2D.  Redemption Price.  Any date on which the Corporation elects
                    ----------------
     or is required to redeem shares of Preferred Stock as provided in subparagraph 2A, 2B or 2C shall be referred to as a "Redemption Date." The Preferred Stock to be redeemed on a Redemption Date shall be redeemed by paying for each share the sum of (i) the Stated Value per share as of such Redemption Date, plus (ii) an amount equal to dividends accumulated and unpaid thereon (to the extent not included in the Stated Value of such shares) up to such Redemption Date, the sum of (i) and (ii) being herein sometimes referred to as the "Redemption Price". In the case of a redemption pursuant to subparagraph 2A or 2C above, not less than 30 days before such Redemption Date, written notice shall be given by registered mail, postage prepaid to the holders of record of the Preferred Stock to be redeemed, such notice to be addressed to each such stockholder at his post office address as shown by the records of the Corporation, specifying the number of shares of Series A Preferred Stock to be redeemed, the paragraph or paragraphs of this Certificate of Designations pursuant to which such redemption shall be made, the Redemption Price and the place and date of such redemption, which date shall not be a day on which banks in the City of New York are required or authorized to close. If a notice of redemption shall have been duly given under subparagraph 2B above or this subparagraph 2C and if on or before such Redemption Date the funds necessary for redemption shall have been set aside so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares of Preferred Stock to be redeemed shall not have been surrendered for cancellation, after the close of business on such Redemption Date, the shares so called for redemption shall no longer be deemed outstanding, the dividends thereon shall cease to accrue, and all rights with respect to such shares shall forthwith after the close of business on the Redemption Date, cease, except only the right of the holders thereof to receive, upon presentation of the certificate

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     representing shares so called for redemption, the Redemption Price therefor, without interest thereon.

               2E.  Redeemed or Otherwise Acquired Shares to Be Retired.  Any
                    ---------------------------------------------------
     shares of the Preferred Stock redeemed pursuant to this paragraph 2 or otherwise acquired by the Corporation in any manner whatsoever shall be permanently retired and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the number of authorized shares of Preferred Stock accordingly.

               2F.  Shares to be Redeemed.  In case of the redemption under this
                    ---------------------
     paragraph 2, for any reason, of only a part of the outstanding shares of the Series A Preferred Stock or the Series B Preferred Stock on a Redemption Date, all shares of Preferred Stock to be redeemed shall be selected pro rata, and there shall be so redeemed from each registered
              --- ----
     holder in whole shares, as nearly as practicable to the nearest share, that proportion of all the shares of the applicable class to be redeemed which the number of shares held of record by such holder bears to the total number of shares of Preferred Stock of the applicable class at the time outstanding.

               2G.  Credit Facility.  Notwithstanding anything herein to the
                    ----------------
     contrary, any redemption of shares of Preferred Stock pursuant to subparagraph 2B above is subject to the following: Any cash proceeds or other consideration received by the Corporation or any subsidiary of the Corporation, as the case may be, in connection with any of the transactions described in subparagraph 2B shall be used by the Corporation to repay any and all amounts owed by the Corporation pursuant to the terms and conditions of the Credit Agreement, dated as of July 22, 1999, among the Corporation and the other parties signatory thereto, prior to the Corporation's redemption of any Preferred Stock pursuant to subparagraph 2B.

               3.   Liquidation.  Upon any liquidation, dissolution or winding
                    -----------
     up of the Corporation, whether voluntary or involuntary, the holders of the shares of Preferred Stock, before any distribution or payment is made upon the Junior Stock, shall be entitled to be paid for each share, with each series being determined separately the sum of (x) the Stated Value per share as of such date of liquidation, dissolution or winding up (the "Liquidation Date"), plus (y) an amount equal to dividends accumulated but unpaid thereon (to the extent not included in the Stated Value of such share) up to the Liquidation Date, the sum of (x) and (y) above being herein sometimes referred to as the "Liquidation Payments".

               If, upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Preferred Stock shall be insufficient to permit payment to such holders of the preferential amounts to which they are entitled, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Preferred Stock. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Preferred Stock shall have been paid in full the amounts to which they shall be entitled,

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     the remaining net assets of the Corporation available for distribution to its shareholders may be distributed to the holders of the Junior Stock. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Liquidation Payments, and the place where said Liquidation Payments shall be payable, shall be given by registered mail, postage prepaid, not less than 45 days prior to the payment date stated therein, to the holders of record of Preferred Stock, such notice to be addressed to each such holder at his post office address as shown by the records of the Corporation. A Liquidity Event shall not be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this paragraph 3.

               4.   Conversion of Series B Preferred Stock.
                    --------------------------------------

               4A.  Right to Convert.  Subject to the terms and conditions of
                    ----------------
     this paragraph 4, the holder of any share or shares of Series B Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series B Preferred Stock (except that upon any liquidation, dissolution or winding up of the Corporation the right of conversion shall terminate at the close of business on the last full business day next preceding the date fixed for payment of the amount distributable on the Series B Preferred Stock), into such number of fully paid and nonassessable whole shares of Common Stock as is obtained by multiplying the number of shares of the Series B Preferred Stock so to be converted by $150 and dividing the result by $8.325 per share, or by the conversion price as last adjusted and in effect at the date any share or shares of Series B Preferred Stock are surrendered for conversion (such conversion price as last adjusted being referred to herein as the "Series B Conversion Price").

               The rights of conversion contained in this subparagraph 4A shall be exercised by the holder of shares of Series B Preferred Stock by giving written notice that such holder elects to convert a stated number of shares of Series B Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Series B Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

               4B.  Issuance of Certificates; Time Conversion Effected.
                    --------------------------------------------------
     Promptly after the receipt of the written notice referred to in subparagraph 4A and surrender of the certificate or certificates for the share or shares of Series B Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series B Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected, and the Series B Conversion Price shall be determined, as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such

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     time the rights of the holder of such share or shares of Series B Preferred
     Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

               4C.  Dividends; Fractional Shares; Partial Conversion.
                    ------------------------------------------------
     Notwithstanding any other provision of this Certificate of Designations, upon any conversion of shares of Series B Preferred Stock into Common Stock, the holder of such shares shall relinquish any right to receive dividends accumulated and unpaid thereon (whether or not included in the Stated Value of such shares). No fractional shares may be issued upon conversion of the Series B Preferred Stock into Common Stock. In case the number of shares of Series B Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 4A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder thereof, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series B Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional interest in a share of Common Stock would, except for the provisions of the first sentence of this subparagraph 4C, be deliverable upon any such conversion, the Corporation, in lieu of delivering the fractional share thereof, shall pay to the holder surrendering the Series B Preferred Stock for conversion an amount in cash equal to the current market price or fair value of such fractional interest as determined in good faith by the Board of Directors of the Corporation.

               4D.  Adjustment of Series B Conversion Price Upon Issuance of
                    --------------------------------------------------------
     Common Stock.  Except as provided in subparagraph 4F hereof, if the
     ------------
     Corporation shall issue or sell, or is in accordance with subparagraphs 4D(1) through 4D(6) deemed to have issued or sold, any shares of its Common Stock without consideration or for a consideration per share less than the Series B Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Series B Conversion Price shall be reduced to the price (calculated to the nearest cent) determined by dividing (i) an amount equal to the sum of (a) Adjusted Outstanding Common Stock (as defined below) multiplied by the then existing Series B Conversion Price, plus (b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) an amount equal to the sum of Adjusted Outstanding Common Stock plus the number of shares of Common Stock issued or sold or deemed to have been issued or sold.

               For the purposes of this subparagraph 4D, the following terms shall have the meanings set forth below:

               "Adjusted Outstanding Common Stock" shall mean the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale (including as outstanding all shares of Common Stock issuable upon conversion of outstanding Series B Preferred Stock), plus (ii) the number of shares of Common Stock issuable upon the exercise of any outstanding stock subscription warrants and vested stock options (reduced by the number of shares which, when multiplied by the then current Series B Conversion Price, would

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          equal the aggregate exercise price for such warrants or options, as the case may be).

               For purposes of this subparagraph 4D, the following subparagraphs 4D(1) to 4D(6) shall also be applicable:

               4D(1)  Issuance of Rights or Options.  In case at any time the
                      -----------------------------
     Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Series B Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 4D(3), no adjustment of the Series B Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

               4D(2)  Issuance of Convertible Securities.  In case the
                      ----------------------------------
     Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Series B Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number

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     of shares of Common Stock issuable upon conversion or exchange of all such
     Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that
     (a) except as otherwise provided in subparagraph 4D(3) below, no adjustment of the Series B Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Option to purchase any such Convertible Securities for which adjustments of the Series B Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 4D, no further adjustment of the Series B Conversion Price shall be made by reason of such issue or sale.

               4D(3)  Change in Option Price or Conversion Rate. Upon the
                      -----------------------------------------
     happening of any of the following events, namely, if (i) the purchase price provided for in any Option referred to in subparagraph 4D(1), (ii) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 4D(1) or 4D(2) or
     (iii) the rate at which any Convertible Securities referred to in subparagraph 4D(1) or 4D(2) are convertible into or exchangeable for Common Stock shall change at any time (in each case other than under or by reason of provisions designed to protect against dilution), then the Series B Conversion Price in effect at the time of such event shall, as required, forthwith be readjusted to such Series B Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Series B Conversion Price then in effect hereunder shall, as required, forthwith be increased to the Series B Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any such Option referred to in subparagraph 4D(1) or the rate at which any Convertible Securities referred to in subparagraph 4D(1) or 4D(2) are convertible into or exchangeable for Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then, in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Securities, the Series B Conversion Price then in effect hereunder shall, as required, forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Securities never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Series B Conversion Price then in effect hereunder is thereby reduced.

               4D(4)  Stock Dividends.  In case the Corporation shall declare a
                      ---------------
     dividend or make any other distribution upon any stock of the Corporation payable in Common Stock, Options or Convertible Securities (other than any such dividend payable solely in

     Common Stock, which shall be treated as a subdivision of the Corporation's shares of Common Stock into a greater number of shares pursuant to subparagraph 4E below), any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

               4D(5)  Consideration for Stock.  In case any shares of Common
                      -----------------------
     Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation as confirmed by the Corporation's auditors, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the Corporation, such Options shall be deemed to have been issued without consideration, and the Series B Conversion Price shall be reduced as if the Corporation had subdivided its outstanding shares of Common Stock into a greater number of shares, as provided in subparagraph 4E hereof.

               4D(6)  Record Date.  In case the Corporation shall take a record
                      -----------
     of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be, provided that such shares of Common Stock shall in fact have been issued or sold.

               4E.    Subdivision or Combination of Stock.  In case the
                      -----------------------------------
     Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Series B Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Series B Conversion Price in effect immediately prior to such combination shall be proportionately increased.

               4F.    Certain Issues of Common Stock Excepted.  Anything  herein
                      ---------------------------------------
     to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Series B Conversion Price upon the issuance of Common Stock upon (i) the

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

     conversion of outstanding shares of Series B Preferred Stock or (ii) the exercise of warrants to purchase Common Stock issued by the Company prior to the date of first issuance of Series B Preferred Stock.

               4G.  Reorganization, Reclassification, Consolidation, Merger or
                    ----------------------------------------------------------
     Sale.  If any capital reorganization or reclassification of the capital
     ----
     stock of the Corporation or any consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way (including, without limitation, by way of consolidation or merger) that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions (in form satisfactory to the holders of at least 66-2/3% of the outstanding shares of Series B Preferred Stock) shall be made whereby each holder of a share or shares of Series B Preferred Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the conversion of such shares of Series B Preferred Stock, such shares of stock, securities or assets as may be issuable or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Series B Conversion Price) shall thereafter be applicable, as nearly practicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights (including, if necessary to effect the adjustments contemplated herein, an immediate adjustment, by reason of such reorganization, reclassification, consolidation, merger or sale, of the Series B Conversion Price to the value for the Common Stock reflected by the terms of such reorganization, reclassification, consolidation, merger or sale if the value so reflected is less than the Series B Conversion Price in effect immediately prior to such reorganization, reclassification, consolidation, merger or sale). In the event of a merger or consolidation of the Corporation as a result of which a greater or lesser number of shares of common stock of the surviving corporation is issuable to holders of Common Stock of the Corporation outstanding immediately prior to such merger or consolidation, the Series B Conversion Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Corporation. The Corporation will not effect any such consolidation or merger, or any sale of all or substantially all of its assets and properties, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument (in form reasonably satisfactory to the holders of at least a majority of the shares of Series B Preferred Stock at the time outstanding), executed and mailed or delivered to each holder of shares of Series B Preferred Stock at the last address of such holder appearing on the books of the Corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

               4H.  Conversion Upon Qualified IPO.  In the event that, at any
                    -----------------------------
     time while any of the Series B Preferred Stock shall be outstanding, (i) the Corporation shall complete an underwritten public offering underwritten by a securities firm of nationally recognized standing involving the sale by the Corporation of shares of Common Stock in which the aggregate net proceeds to the Corporation are at least $20,000,000 (a "Qualified IPO") and (b) the holders of a majority of the Series B Preferred Stock shall have elected, by giving written notice to the Corporation within 15 days after receipt of the related Liquidity Event Notice, to cause all outstanding shares of Series B Preferred Stock to be converted into Common Stock pursuant to this subparagraph 4H (and such holders shall not have elected to have their shares of Series B Preferred Stock redeemed by the Corporation pursuant to subparagraph 2B), then all outstanding shares of Series B Preferred Stock shall, automatically and without further action on the part of the holders of the Series B Preferred Stock, be converted into shares of Common Stock in accordance with the terms of this paragraph 4 with the same effect as if the certificates evidencing such shares had been surrendered for conversion, such conversion to be effective simultaneously with the closing of such public offering, provided, however, that
                                               --------  -------
     certificates evidencing the shares of Common Stock issuable upon such conversion shall not be issued except on surrender of the certificates for the shares of the Series B Preferred Stock so converted.

               4I.  Notice of Adjustment.  Upon any adjustment of the Series B
                    --------------------
     Conversion Price, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of shares of Series B Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Series B Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

               4J.  Other Notices.  In case at any time:
                    -------------

               (1) the Corporation shall declare any dividend upon its Junior Stock payable in cash or stock or make any other distribution to the holders of its Junior Stock;

               (2)  the Corporation shall offer for subscription pro rata to the
                                                                 --- ----
          holders of its Common Stock any additional shares of stock of any class or other rights;

               (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with, or a sale of a substantial portion of its assets to, another entity; or

               (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

     then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, addressed to each holder of any shares of Series B Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 45 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 45 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause
     (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause
     (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

               4K.  Stock to be Reserved.  The Corporation will at all times
                    --------------------
     reserve and keep available out of its authorized Common Stock or its treasury shares, solely for the purpose of issue upon the conversion of the Series B Preferred Stock as herein provided, such number of shares of Common Stock as may then be issuable upon the conversion of all outstanding shares of Series B Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Series B Conversion Price. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Corporation may be listed. The Corporation will not take any action which results in any adjustment of the Series B Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series B Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Corporation's Certificate of Incorporation.

               4L.  No Reissuance of Series B Preferred Stock.  Shares of Series
                    -----------------------------------------
     B Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

               4M.  Issue Tax.  The issuance of certificates for shares of
                    ---------
     Common Stock upon conversion of the Series B Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof.

               4N.  Closing of Books.  The Corporation will at no time close its
                    ----------------
     transfer books against the transfer of any Series B Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series B Preferred Stock in any manner which interferes with the timely conversion of such Series B Preferred Stock.

               4O.  Definition of Common Stock.  As used in this paragraph 4,
                    --------------------------
     the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, $.01 par value, and the Corporation's authorized Class A Common Stock, $.01 par value, as constituted on the date of the filing of this Certificate of Designations, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, provided, however, that such term, when used
                                    --------  -------
     to describe the securities receivable upon conversion of shares of the Series B Preferred Stock of the Corporation, shall include only shares designated as Common Stock of the Corporation on the date of filing of this Certificate of Designations, any shares resulting from any combination or subdivision thereof referred to in subparagraph 4E, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 4G.

               5.   Voting. Except as otherwise provided by law, the Certificate
                    ------
     of Incorporation of the Corporation or this Certificate of Designations, the holders of Preferred Stock shall not be entitled to vote on any matters to be voted on by the stockholders of the Corporation.

               6.   Restrictions.  At any time when shares of Preferred Stock
                    ------------
     are outstanding, except where the vote or written consent of the holders of a greater number of shares of Preferred Stock of the Corporation is required by law or the Certificate of Incorporation of the Corporation, and in addition to any other vote required by law, without the prior consent of the holders of at least 66-2/3% of the outstanding Preferred Stock, given in person or by proxy, either by written consent without a meeting or at a special meeting called for that purpose, at which meeting the holders of the shares of such Preferred Stock shall vote together as a class:

               (1) the Corporation will not (i) create or authorize the creation of any additional class or series of shares unless the same ranks junior to the Preferred Stock as to the payment of dividends, redemption rights and the distribution of assets upon the liquidation, dissolution or winding up of the Corporation, (ii) increase the authorized amount of the Preferred Stock or the authorized amount of any additional class or series of shares unless the same ranks junior to the Preferred Stock as to the payment of dividends, redemption rights and the distribution of assets upon the liquidation, dissolution or winding up of the Corporation, (iii) create or authorize any obligation or security convertible into shares of Preferred Stock or into shares of any other class or series unless the same ranks junior to the Preferred Stock as to the payment of dividends, redemption rights and the distribution of assets upon the liquidation, dissolution or winding up of the Corporation, whether any such creation or authorization or increase shall be by means of amendment of the Certificate of Incorporation, by a Certificate of Designations, or by merger, consolidation or otherwise, (iv) modify or amend any right, preference or term of the Preferred Stock or (v) create or authorize any debt obligation or security of the Corporation convertible into (or which is issued or sold as a unit with a warrant or other right to subscribe for) any equity security of the Corporation (including, without limitation, Common Stock or equity securities junior to the Preferred Stock);

               (2) the Corporation will not amend, alter or repeal the Corporation's Certificate of Incorporation or By-laws in any manner, or file any directors' resolutions pursuant to the General Corporation Law of the State of Delaware containing any provision, in either case, which adversely affects the respective preferences, qualifications, special or relative rights or privileges of the Preferred Stock or which in any manner adversely affects the Preferred Stock or the holders thereof;

               (3) the Corporation will not purchase or set aside any sums for the purchase of any shares of stock of the Corporation or the purchase of any options, warrants or other rights to acquire any shares of stock of the Corporation, except for redemptions of Preferred Stock pursuant to paragraph 2 hereof; or

               (4) the Corporation will not declare, or set aside funds for the payment of, dividends or distributions on any class of stock of the Corporation, other than dividends on Preferred Stock pursuant to paragraph 1 hereof."


          IN WITNESS WHEREOF, this Certificate of Designations has been executed by the Corporation as of this 27/th/ day of February, 2001.


                                   BANCTEC, INC.


                                   By /s/ Richard A. Mc Donough
                                      ------------------------------------------
                                      Richard A. McDonough
                                      Secretary





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